Page 76 of 92 Pages


                              ARTICLES OF AMENDMENT

                                       TO

                 THE 1999 RESTATED ARTICLES OF INCORPORATION OF

                           MEDICALOGIC/MEDSCAPE, INC.

                            (f/k/a MedicaLogic, Inc.)


          1.        The name of the Corporation is MedicaLogic/Medscape, Inc.

          2.        The  1999  Restated   Articles  of   Incorporation   of  the
Corporation,  as amended,  are  amended to add a new Article  II.D to the end of
Article II to read in its entirety as follows:

                    "D.  Series 1 Preferred Stock.  This Article II.D sets forth
                         ------------------------
the designation, relative rights, preferences and limitations of a new series of Preferred Stock of the Corporation as determined by the Board of Directors of the Corporation pursuant to its authority under ORS 60.134 and Article II.C. above. The shares of such series shall be designated Series 1 Convertible Redeemable Preferred Stock ("Series 1 Preferred Stock") and the number of shares
                             ------------------------
constituting such series shall be 5,933,332.

                    1.   Rank. The Series 1 Preferred Stock will rank (i) junior
                         ----
in right of payment to all existing and future debt obligations of the Corporation upon liquidation, dissolution or winding up of the Corporation, (ii) junior in right of payment to each class or series of capital stock of the Company hereafter created, the terms of which expressly provide that such class or series of capital stock will rank senior to the Series 1 Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Corporation ("Senior Capital Stock"), (iii) pari passu in right of payment with each class
  ---------------------
of capital stock or series of Preferred Stock established hereafter by the Corporation's Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series 1 Preferred Stock as to dividend rights and upon liquidation, dissolution or winding up of the Corporation ("Parity Capital Stock") and (iv) senior in right of payment as to
               ---------------------
dividend rights and upon liquidation, dissolution or winding up of the Corporation as to its Common Stock and any capital stock of the Corporation hereafter created that expressly provides that it will rank junior to the Series 1 Preferred ("Junior Capital Stock").
              --------------------

                                                            Page 77 of 92 Pages


                    2.   Dividends.
                         ---------

                         (a)  If the Corporation  declares or pays any dividends
upon the Common Stock (whether payable in cash, securities or other property, other than shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), the Corporation shall also declare and pay to the holders of Series 1 Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series 1 Preferred Stock had all of the outstanding Series 1 Preferred Stock been converted immediately prior to the record date for such dividend, or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. Such dividends shall be cumulative. Declared but unpaid dividends with respect to a share of Series 1 Preferred Stock shall be mandatorily paid upon liquidation, dissolution or winding up of the Corporation or the conversion of such share to Common Stock, to the extent assets are legally available therefor. Payment of such dividends shall be, at the election of the Corporation, either in cash or in Common Stock (valued at the fair market value as determined in accordance with subsection (c) of Section 3 on the date of payment). Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor.

                         (b)  The holders of the Series 1  Preferred  Stock will
also be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Junior Capital Stock and pari passu with dividends payable to the holders of shares of Parity Capital Stock, at the rate of $0.27 per share per annum, (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series 1 Preferred Stock) payable upon the occurrence of any of the events specified in Sections 3 (liquidation or deemed liquidation), 4 (certain redemption events) or 6 (conversion) hereof. Except for payments of dividends upon the occurrence of any of the events specified in Section 3 or 4 (in which case dividends shall be paid solely in cash), payment of such dividends shall be, at the election of the Corporation, in cash or in Common Stock (valued at the fair market value as determined in accordance with subsection (c) of Section 3 hereof on the date of payment). Such dividends shall be cumulative and shall compound annually and shall be computed on the basis of a 360-day year of twelve 30-day months and shall be deemed to accrue from the date the Series 1 Preferred Stock is first issued (the "Series 1 Purchase Date") on a daily basis.
             ----------------------

                    3.   Liquidation   Preference.   In   the   event   of   any
                         ------------------------
liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment in full of the outstanding debt obligations of the Corporation and the liquidation preference (and any accrued and unpaid dividends) on any Senior Capital Stock, distributions to the holders of the Series 1 Preferred Stock shall be made in the following manner:

                                                            Page 78 of 92 Pages


                         (a)  Each holder of Series 1  Preferred  Stock shall be
entitled to receive, out of the assets of the Corporation available for distribution, before any distribution is made to the holders of any Junior Capital Stock, an amount ("Series 1 Preference") equal to the greater of (i) the
                           -------------------
sum of $3.00 per outstanding share of Series 1 Preferred Stock held by such holder (as such amount may be adjusted to account for stock splits, stock dividends, combinations or other recapitalizations of the Series 1 Preferred Stock, the "Series 1 Original Issue Price"), plus an amount equal to the accrued
            -----------------------------
and unpaid dividends on the Series 1 Preferred Stock to the date fixed for liquidation, dissolution or winding up and (ii) the amount that such holder would be entitled to receive if it were to convert all of the shares of Series 1 Preferred Stock held by such holder into shares of Common Stock (calculated in accordance with Section 6 hereof) immediately prior to such liquidation, dissolution or winding up. After payment in full of the Series 1 Preference to which holders of Series 1 Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation.

                         (b)  For purposes of this  Section 3, unless  otherwise
agreed by holders of at least a majority of the then outstanding shares of Series 1 Preferred Stock, a merger, consolidation or sale of all or substantially all of the assets of the Corporation which will result in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least a majority of the voting power of the surviving, continuing or purchasing entity, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3.

                         (c)  Whenever a distribution  of assets provided for in
this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined mutually by the Corporation's Board of Directors and the holders of the majority of the shares of Series 1 Preferred Stock then outstanding; or, if the Board of Directors and the holders of the majority of the shares of the Series 1
Preferred Stock then outstanding shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors of the Corporation and reasonably acceptable to the holders of a majority of the shares of Series 1 Preferred Stock then outstanding, provided that any securities shall be valued as follows:

                              (i)  Securities  not subject to investment  letter
or other similar restrictions on free marketability covered by Section 3(c)(ii) below:

                                   (A)  If traded on a  securities  exchange  or
through The Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the date of distribution; and

                                   (B)  In all other  cases,  the value shall be
the fair market value thereof, as determined mutually by the Corporation's Board of Directors and the holders of the majority of the shares of the Series 1 Preferred Stock then outstanding or, if the Board of Directors and the holders of the majority of the shares of Series 1 Preferred Stock then outstanding shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors of the Corporation and reasonably acceptable to the holders of a majority of the shares of Series 1 Preferred Stock then outstanding.

                                                            Page 79 of 92 Pages

                              (ii) The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Sections 3(c)(i)(A) or 3(c)(i)(B) to reflect the approximate fair market value thereof.

                         (d)  If, upon any  liquidation,  dissolution or winding
up of the Corporation, the amounts payable pursuant to this Section 3 with respect to the Series 1 Preferred Stock and the Parity Capital Stock are not paid in full, the holders of the Series 1 Preferred Stock and the Parity Capital Stock will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

                         (e)  Written  notice of a  liquidation,  dissolution or
winding up of the Corporation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series 1 Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                    4.   Certain Redemption Events.
                         -------------------------

                         A.   Change of Control
                              -----------------

                         (a)  In the event of a Change of Control (as defined in
subsection (g) of this Section 4), each holder of the then outstanding Series 1 Preferred Stock shall have the right to require the Corporation to purchase, from any source of funds legally available therefor, all or a portion of such holder's Series 1 Preferred Stock (the "Change of Control Offer") as of the date
                                        -----------------------
that is no earlier than 30 days and no more than 60 days after the Change of Control Notice Date (as defined in subsection (b) of this Section 4) (the "Change of Control Purchase Date") for a purchase price (the "Change of Control
 --------------------------------
Purchase Price") equal to 100% of the Series 1 Original Issue Price together with accrued and unpaid dividends to but not including the Change of Control Purchase Date.

                         (b)  Within 15 days after the occurrence of a Change of
Control, the Corporation shall mail to all holders of record of the Series 1 Preferred Stock a written notice of the Change of Control, such date being the "Change of Control Notice Date." The notice shall include the form of Change of
 ------------------------------
Control Purchase Notice (as defined in subsection (c) of this Section 4) to be completed by the holder and shall state:

                              (i)  the  date  of such  Change  of  Control  and,
briefly, the events causing such Change of Control;

                                                            Page 80 of 92 Pages

                              (ii) the  date by  which  the  Change  of  Control
Purchase Notice pursuant to this Section 4 must be given;

                              (iii) the Change of Control Purchase Date;

                              (iv) the Change of Control Purchase Price;

                              (v)  the name and address of the paying  agent for
the Series 1 Preferred Stock appointed by the Corporation (the "Paying Agent");
                                                                ------------

                              (vi) that Series 1  Preferred  Stock as to which a
Change of Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Section 4;

                              (vii)the  procedures  that the holder  must follow
to exercise rights under this Section 4; and

                              (viii) the procedures for  withdrawing a Change of
Control Purchase Notice, including a form of notice of withdrawal.

                         (c)  A holder  may  exercise  its rights  specified  in
subsection (a) of this Section 4 upon delivery of a written notice of the exercise of such rights (a "Change of Control Purchase Notice") to the Paying
                             -----------------------------------
Agent at any time prior to the close of business on the business day next preceding the Change of Control Purchase Date, stating:

                              (i)  the name of the holder;

                              (ii) the  certificate  numbers  of  the  Series  1
Preferred Stock that the holder will deliver to be purchased;

                              (iii)the  number of  shares of Series 1  Preferred
Stock that the holder will deliver to be purchased; and

                              (iv) that such Series 1  Preferred  Stock shall be
purchased pursuant to the terms and conditions specified in this Section 4.

          The delivery of such Series 1 Preferred Stock to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase
                         --------  -------
Price shall be so paid pursuant to this Section 4 only if the Series 1 Preferred Stock so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change of Control Purchase Notice and provided, further, that the Corporation shall be required to give
           --------   -------
written notice to any holder in the event the delivered stock does not conform in all material respects to the description thereof, in sufficient time, if practicable, prior to the Change of Control Purchase Date such that such holder may reasonably be expected to correct such delivery and resubmit such stock.

                                                            Page 81 of 92 Pages

          Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Change of Control Purchase Notice shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the business day immediately preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with subsection (e) of this Section 4.

          The Corporation will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the purchase of the Series 1 Preferred Stock by the Corporation pursuant to this Section 4. To the extent that the provisions of any such securities laws or regulations conflict with any provisions of this
Section 4, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.

                         (d)  On  the  Change  of  Control  Purchase  Date,  the
Corporation will, to the extent lawful: (i) accept for payment all shares of Series 1 Preferred Stock properly tendered; and (ii) cause the Paying Agent to deliver to any transfer agent appointed by the Corporation such shares of Series 1 Preferred Stock accepted by the Corporation for purchase.

          The Corporation will not be required to administer the Change of Control Offer upon the occurrence of a Change of Control if a third party (x) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in this Section 4 and (y) purchases all shares of Series 1 Preferred Stock validly tendered and not withdrawn.

                         (e)  Upon  receipt by the Paying Agent of the Change of
Control Purchase Notice specified in subsection (c) of this Section 4, the holder of the Series 1 Preferred Stock in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Series 1 Preferred Stock. Such Change of Control Purchase Price shall be paid to such holder promptly following the Change of Control Purchase Date with respect to such Series 1 Preferred Stock (provided the conditions in subsections (c) and (d) of this Section 4 required to be in prior to the Purchase Date have been satisfied). Series 1 Preferred Stock in respect of which a Change of Control Notice has been given by the holder thereof may not be converted into shares of Common Stock on or after the date of delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

          A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered by the holder to the office of the Paying Agent at any time prior to the close of business on the business day immediately preceding the Change of Control Purchase Date, specifying: (i) the name of the holder; (ii) the certificate numbers of the Series 1 Preferred Stock in respect of which such notice of withdrawal is being submitted; (iii) the number of shares of Series 1 Preferred Stock with respect to which such notice of withdrawal is being submitted; and (iv) the number of shares, if any, of such Series 1 Preferred Stock that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Corporation.

                                                            Page 82 of 92 Pages

                         (f)  On or prior to the time for  payment  required  by
subsection (e) of this Section 4, the Corporation shall deposit with the Paying Agent an amount of money sufficient to pay the aggregate Change of Control Purchase Price of all of the shares of Series 1 Preferred that are to be purchased as of such Change of Control Purchase Date.

                         (g)  A  Change  of  Control  shall  be  deemed  to have
occurred if any of the following occurs: (i) any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total outstanding voting stock of the Corporation (except that the person or group shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that person or group or any of their affiliates until the tendered shares are accepted for purchase or exchange) or has, directly or indirectly, the right to elect or designate a majority of the Board of Directors of the Corporation, (ii) the Corporation consolidates with, or merges with or into, another person, or sells substantially all of its assets to any person pursuant to a transaction in which the "beneficial owners" (as defined above) of the voting stock of the Corporation immediately before such transaction own, directly or indirectly, immediately after such transaction, less than a majority of the voting power of all voting stock of the surviving, continuing or purchasing entity, or (iii) individuals who on the date of the original issuance of this Series 1 Preferred Stock constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of the majority of the directors of the Corporation then still in office who were either directors on the original issuance date of the Series 1 Preferred Stock or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. No inference shall be created that officers or employees of the Corporation are acting as a "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) with the power to designate a majority of the members of the Board solely because such officers or employees constitute a majority of the members of the Board.

          Notwithstanding the foregoing, a Change of Control will be deemed not to have occurred in connection with any transaction pursuant to which the then outstanding Common Stock is converted into or exchanged for cash and/or fully-registered marketable securities at a price per share (determined in accordance with Section 3(c)(i)) at least equal to five (5) times the Series 1 Conversion Price (as defined in Section 6 hereof) in effect immediately preceding such transaction.

                                                            Page 83 of 92 Pages

                         B.   Trigger Event
                              -------------

                         (a)  If the  Company  fails to obtain  the  shareholder
approval contemplated by Section 4.2(b) of the Preferred Stock and Warrant Purchase Agreement dated on or about December 22, 2000 between the Corporation and the original holders of the Series 1 Preferred Stock (a "Trigger Event"),
                                                               --------------
each holder of the then outstanding Series 1 Preferred Stock shall have the right to require the Corporation to purchase, from any funds legally available therefor, all or a portion of such holder's Series 1 Preferred Stock (the "Trigger Event Offer") as of the date that is no earlier than 30 days and no
 ---------------------
more than 60 days after the Trigger Event Notice Date (as defined below) (the "Trigger Event Purchase Date") for a purchase price equal to 100% of the Series
 ----------------------------
1 Original Issue Price together with accrued and unpaid dividends thereon to but not including the Trigger Event Purchase Date. The Trigger Event Offer shall otherwise be conducted in accordance with the terms of Section 4.A above, mutatis mutandis.

                         "Trigger  Event  Notice  Date"  shall  mean the date on
                          ----------------------------
which the Corporation delivers notice to each holder of record of Series 1 Preferred Stock of the occurrence of a Trigger Event.

                    5.   Voting Rights.
                         -------------

                         (a)  The  holder of each  share of  Series 1  Preferred
Stock shall have the right to one vote for each share of Common Stock into which such Series 1 Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series 1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                         (b)  The  holders  of a  majority  of  the  outstanding
Series 1 Preferred Stock shall be entitled to elect one (1) Class III director of the Corporation at each election of such directors.

                    6.   Conversion   Rights.   The  holders  of  the  Series  1
                         -------------------
Preferred  Stock  shall  have  conversion  rights as  follows  (the  "Conversion
Rights"):

                         (a)  Right to Convert. Each share of Series 1 Preferred
                              ----------------
Stock shall be convertible, at the option of the holder thereof, at any time after the Series 1 Purchase Date and prior to the close of business on the business day immediately preceding any purchase by the Corporation of such share of Series 1 Preferred Stock pursuant to Section 4, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series 1 Original Issue Price plus all accrued and unpaid dividends thereon by the Series 1 Conversion Price applicable to such share (determined as hereafter provided) in effect on the date the certificate is surrendered for conversion. The initial Series 1 Conversion Price per share for shares of Series 1 Preferred Stock shall be the Series 1 Original Issue Price. The Series 1 Conversion Price for the Series 1 Preferred Stock shall be subject to adjustment as set forth in
Section 6(d).

                                                            Page 84 of 92 Pages


                         (b)  Automatic  Conversion.  Each  share  of  Series  1
                              ---------------------
Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series 1 Original Issue Price plus all accrued and unpaid dividends thereon by the Series 1 Conversion Price at the time in effect immediately upon the earlier of
(i) the date, which shall be no sooner than one year from the date the Series 1 Preferred Stock is first issued, on which the last sale price of the Common Stock traded through The Nasdaq National Market has been at least five times the Series 1 Conversion Price in effect on such date for thirty (30) consecutive trading days, with a minimum average trading volume per day of two percent (2%) of the number of issued and outstanding shares of Common Stock not held by affiliates of the Corporation or (ii) the date immediately prior to the closing of any merger, consolidation, reorganization, or sale of all or substantially all of the Corporation's assets pursuant to which the then outstanding Common Stock is converted into or exchanged for cash and/or fully-registered marketable securities at a price per share at least equal to five times the Series 1
Conversion Price (as defined in Section 6 hereof) in effect immediately preceding such transaction.

                         (c)  Mechanics  of  Conversion.  Before  any  holder of
                              -------------------------
Series 1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series 1 Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series 1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                         (d)  Adjustments  to  Series  1  Conversion  Price  for
                              --------------------------------------------------
Certain Dilutive Issues; Splits and Combinations.  The Series 1 Conversion Price
------------------------------------------------
shall be subject to adjustment from time to time as follows:


                              (i)  Stock Issuances.
                                   ---------------

                                   (A)  If the  Corporation  shall issue,  after
the Series 1 Purchase Date, any Series 1 Additional Stock (as defined below) without consideration or for a consideration per share less than $1.70 (subject to adjustment for stock splits, stock dividends, combinations or other recapitalizations of the Series 1 Preferred Stock) or the fair market value per share of such Series 1 Additional Stock (as determined in accordance with
Section  3(c)) (the "Fair  Market  Price")  in effect  immediately  prior to the
                     -------------------
issuance of such Series 1 Additional Stock, then, and in each such case, the Series 1 Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted as follows:

                                                            Page 85 of 92 Pages


                                        (1)  If the  issuance  is for less  than
$1.70 per share, then the Series 1 Conversion Price in effect immediately prior to each such issuance shall be adjusted to a price determined by multiplying such Series 1 Conversion Price by a fraction, the numerator of which shall be equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Sections 6(d)(i)(E)(1) or 6(d)(i)(E)(2)) plus (b) the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at 56.67% of the Series 1 Conversion Price in effect immediately prior to such issuance (determined in accordance with Section 6(d)(i)(E)); and the denominator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Sections 6(d)(i)(E)(1) or 6(d)(i)(E)(2)) plus (y) the number of shares of such Series 1 Additional Stock.

                                        (2)  If the  issuance  is for less  than
the Fair Market Price immediately prior to such issuance, then such Series 1 Conversion Price shall forthwith (except as otherwise provided in this Section 6(d)) be adjusted to a price determined by multiplying such Series 1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Sections 6(d)(i)(E)(1) or 6(d)(i)(E)(2)) plus the number of shares of Common Stock that the aggregate consideration received by this Corporation (determined in accordance with Section 6(d)(i)(E)) for such issuance would purchase at the Fair Market Price immediately prior to such issuance; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Sections 6(d)(i)(E)(1) or 6(d)(i)(E)(2)) plus the number of shares of such Series 1 Additional Stock.

                                        (3)  If the  issuance  is for less  than
$1.70 per share and the Fair Market Price immediately prior to such issuance, then the adjustment paragraph resulting in the lower Series 1 Conversion Price shall control.

                              (B)  No  adjustment  of the  Series  1  Conversion
Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three
(3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 6(d)(i)(E)(4) and 6(d)(i)(E)(5), no adjustment of such Series 1 Conversion Price pursuant to this
Section 6(d)(i) shall have the effect of increasing the Series 1 Conversion Price above the Series 1 Conversion Price in effect immediately prior to such adjustment.

                                                            Page 86 of 92 Pages

                                   (C)  In the case of the  issuance  of  Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation in connection with the issuance and sale thereof.

                                   (D)  In  the  case  of  the  issuance  of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as mutually determined by the Board of Directors and the holders of the majority of the shares of the Series 1 Preferred Stock then outstanding or, if the Board of Directors and the holders of the majority of the shares of Series 1 Preferred Stock then outstanding shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors of the Corporation and reasonably acceptable to the holders of a majority of the shares of Series 1 Preferred Stock then outstanding.

                                   (E)  In the  case  of the  issuance  (whether
before, on or after the Series 1 Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into, exchangeable or exercisable for Common Stock or options to purchase or rights to subscribe for such convertible, exchangeable or exercisable securities (collectively, "Other Securities"), the following provisions shall apply for all purposes of this Section 6(d)(i) and Section 6(d)(ii):

                                        (1)  The  aggregate  maximum  number  of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6(d)(i)(C) and 6(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                        (2)  The  aggregate  maximum  number  of
shares of Common  Stock  deliverable  upon  conversion  of,  or in  exchange  or exercise (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable or exercisable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable or exercisable securities and subsequent conversion or exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6(d)(i)(C) and 6(d)(i)(D)).

                                                            Page 87 of 92 Pages

                                        (3)  In the  event of any  change in the
number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable or exercisable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series 1 Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                        (4)  Upon  the  expiration  of any  such
options or rights, the termination of any such rights to convert, exchange or exercise or the expiration of any options or rights related to such convertible, exchangeable or exercisable securities, the Series 1 Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                        (5)  The  number  of  shares  of  Common
Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 6(d)(i)(E)(1) and 6(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either
Section 6(d)(ii)(E)(3) or 6(d)(i)(E)(4).

                              (ii) "Series 1  Additional  Stock"  shall mean any
                                    ---------------------------
shares of Common Stock or Other Securities issued (or deemed to have been issued pursuant to Section 6(d)(i)(E)) by this corporation after the Series 1 Purchase Date other than:

                                   (A)  shares of Common Stock  issued  pursuant
to a transaction described in Section 6(d)(iii) hereof;

                                   (B)  shares   of   Common   Stock   or  Other
Securities issuable or issued to employees, consultants or directors of this corporation pursuant to a stock option plan or stock purchase plan approved by the Board of Directors of the Corporation on or prior to the Series 1 Purchase Date;

                                                            Page 88 of 92 Pages


                                   (C)  shares of Common  Stock issued to Baylor
College of Medicine or assignees in connection with the sale of software licenses by the Corporation in the Houston, Texas market through December 31, 2002;

                                   (D)  shares   of   Common   Stock   or  Other
Securities issuable or issued in consideration for services rendered to the Corporation or its subsidiaries (other than shares issuable or issued pursuant to Section 6(d)(ii)(B)), in an aggregate amount not to exceed 200,000 shares per annum;

                                   (E)  shares   of   Common   Stock   or  Other
Securities issuable or issued in connection with acquisitions, business combinations or strategic alliances, including corporate partnering agreements, in each case not to exceed 500,000 shares in the aggregate;

                                   (F)  shares   of   Common   Stock   or  Other
Securities the issuance of which has been approved in writing by the holders of at least the majority of the then outstanding shares of Series 1 Preferred Stock;

                                   (G)  shares of Common Stock issuable upon (i)
the conversion of the Series 1 Preferred Stock, (ii) the exercise of the warrants, dated the Series 1 Purchase Date, issued to holders of Series 1 Preferred Stock, (iii) the exercise of the warrant, dated February 15, 2000, issued to Lazard Frere & Co. LLC, not to exceed 32,300 shares in the aggregate (subject to adjustment for stock dividends, splits or combinations or other recapitalizations); (iv) the exercise of the warrants, dated September 3, 1999, issued to America Online, Inc., not to exceed 727,911 shares in the aggregate (subject to adjustment for stock dividends, splits or combinations or other recapitalizations) or (v) the exercise of the warrant, dated September 14, 1999, issued to Stoel Rives LLP, not to exceed 10,000 shares (subject to adjustment for stock dividends, splits, combinations or other recapitalizations); or

                                   (H)  shares of Common Stock  issued  pursuant
to Sections 2.3 and 2.4 of the Stock Purchase Agreement, dated April 17, 2000, between the Corporation and the founders of AnywhereMD.com, Inc. (including pursuant to employment agreements of even date therewith between the Corporation and such founders), not to exceed 600,000 shares in the aggregate (subject to adjustment for stock dividends, splits or combinations or other recapitalizations);

                              (iii)If the  Corporation  at any time or from time
to time after the Series 1 Purchase Date fixes a record date for a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder
 ------------------------
for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, and in each such case as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series 1 Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series 1 Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                                            Page 89 of 92 Pages


                              (iv) If the  number  of  shares  of  Common  Stock
outstanding at any time after the Series 1 Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, and in each such case following the record date of such combination, the Series 1 Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                    (e)  Recapitalizations.  If at any time or from time to time
                         -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or in Section 3), provision shall be made so that the holders of the Series 1 Preferred Stock shall be entitled to receive in exchange for the Series 1 Preferred Stock a security identical to (and not less favorable to such holders than) the Series 1 Preferred Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series 1 Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Series 1 Conversion Price then in effect and the number of shares receivable upon conversion of the Series 1 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (f)  No Impairment.  This Corporation will not, by amendment
                         -------------
of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Series 1 Conversion Rights against impairment.

                         (g)  No  Fractional   Shares  and   Certificate  as  to
                              --------------------------------------------------
                              Adjustments.
                              -----------

                              (i) No fractional  shares shall be issued upon the
conversion of any share or shares of the Series 1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series 1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                                            Page 90 of 92 Pages


                              (ii) Upon the  occurrence  of each  adjustment  or
readjustment of the Series 1 Conversion Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series 1 Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series 1 Preferred Stock.

                         (h)  Reservation of Stock Issuable Upon Conversion. The
                              ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this certificate.

                         (i)  Notices.  Any notice required by the provisions of
                              -------
this Section 6 to be given to the holders of shares of Series 1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                    7.   Protective  Provisions.  So long as 2,966,666 shares of
                         ----------------------
Series 1 Preferred Stock are outstanding (subject to adjustment for stock dividends, splits or combinations or other recapitalizations), the Corporation shall not without first obtaining the approval, by vote or written consent (which consent need not be unanimous and may be obtained without a shareholders' meeting), of the holders of at least a majority of the then outstanding shares of Series 1 Preferred Stock:

                         (a)  authorize   any   voluntary    liquidation   under
applicable bankruptcy legislation, any dissolution, liquidation or winding up of the Corporation or any deemed dissolution, liquidation or winding up within the meaning of Section 3(b);

                         (b)  effect or taking  any  action  to  facilitate  any
transaction or series of transactions resulting in the disposition of more than 50% of the voting power of the Corporation;

                                                            Page 91 of 92 Pages

                         (c)  authorize any merger, acquisition or consolidation
with any other corporation or joint venture involving consideration (determined in accordance with Section 3(c)) in excess of $5,000,000;

                         (d)  declare   or   pay   any    dividends   or   other
distributions on the Corporation's capital stock (other than a dividend payable solely in shares in Common Stock or a dividend accruing pursuant to Section 2(b) hereof) or redeem, purchase or otherwise acquire any share or shares of Preferred Stock (except as provided in Section 4) or Common Stock; provided, however, that this restriction shall apply neither to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                         (e)  permit any subsidiary to issue and sell securities
having a fair market value (as determined in accordance with Section 3(c)) in excess of $5,000,000;

                         (f)  sell  more  than  $5,000,000  in its  assets  in a
single or series of related transactions or create or suffer to be imposed any lien, mortgage, security interest or other charge on or against more than $5,000,000 of assets;

                         (g)  incur  any  indebtedness  for  borrowed  money  in
excess of $5,000,000 in aggregate principal amount;

                         (h)  redeem,   purchase   or   otherwise   acquire  any
indebtedness of the Corporation (unless such indebtedness is otherwise due in accordance with its terms);

                         (i)  authorize  any  transactions  with any  affiliates
(other than wholly-owned subsidiaries of the Corporation); or

                         (j)  amend or repeal any provision of the Corporation's
Articles of Incorporation or Restated Bylaws if such action would adversely affect the relative rights, preferences and privileges of the Series 1 Preferred Stock (including, without limitation, (A) the authorization, creation or issuance of any Senior Capital Stock or Parity Capital Stock or any obligation or security convertible into or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Capital Stock or Parity Capital Stock, (B) the increase of the directors on the Corporation's Board of Directors to a number greater than 12, or (C) the designation and issuance after the Series 1 Purchase Date of any additional shares of Series 1 Preferred Stock).

                    8.   Status of  Converted  Stock.  If any shares of Series 1
                         ---------------------------
Preferred Stock are converted pursuant to Section 6 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation."

                                                            Page 92 of 92 Pages


          3. The amendment to the Articles was approved by the Board of Directors of the Corporation on December 20, 2000. Shareholder approval was not required.

Dated:  January 4, 2001.

                                 MEDICALOGIC/MEDSCAPE, INC.



                                 By:
                                       ----------------------------------------
                                 Printed Name:  Mark Boulding
                                 Title:  Secretary and Executive Vice President